Exhibit 31.3

Certification of Principal Executive Officer

I, Patrick J. McEnany, certify that:

1.	I have reviewed this Form 10-K/A of Catalyst Pharmaceuticals, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 24, 2023

/s/ Patrick J. McEnany
Patrick J. McEnany
Chief Executive Officer
(Principal Executive Officer)